UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		May 14, 2015

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Robert L. Benson to Retire as President and Chief Executive Officer of The North American Coal Corporation

Robert L. Benson, age 67, the President and Chief Executive Officer of The North American Coal Company ("NACoal"), a wholly-owned subsidiary of NACCO Industries, Inc. ("NACCO"), has notified NACCO that he intends to retire, effective June 30, 2015, after over 38 years of service. During his tenure at NACoal, Mr. Benson has held various management positions. He assumed the position of Executive Vice President and Chief Operating Officer in September 2005, and has been President and Chief Executive Officer of NACoal since March 2006. NACoal has grown substantially under Mr. Benson's leadership through the addition of seven new mining and services operations.

On May 14, 2015, the Board of Directors of NACoal accepted Mr. Benson's retirement effective June 30, 2015. The Board of Directors of NACoal also appointed J.C. Butler, Jr., age 54, to replace Mr. Benson as the President and Chief Executive Officer of NACoal, effective July 1, 2015. Mr. Butler, who has been an officer of NACCO since May 1997, will also continue to serve in his capacity as the Senior Vice President - Finance, Treasurer and Chief Administrative Officer of NACCO, a position he has held since September 2012. On May 14, 2015, the Board of Directors of NACCO approved increases in Mr. Butler's compensation, which will be effective July 1, 2015 in recognition of his promotion. As of July 1, 2015, he will receive a base salary of $510,000 and a perquisite allowance of $35,000. Beginning January 1, 2016, his short-term incentive target will be increased from 50% of his salary midpoint to 70% of his salary midpoint and his long-term incentive target will be increased from 80.50% of his salary midpoint to 149.50% of his salary midpoint.

Mr. Butler has extensive leadership experience and knowledge of both NACCO and NACoal. Mr. Butler has been Senior Vice President - Project Development and Administration of NACoal since January of 2010, and in June of 2014 his role was expanded to include oversight responsibilities for NACoal's Mississippi operations. He was Senior Vice President - Project Development of NACoal from May 2008 to December 2009.

As part of the transition plan, Mr. Benson has agreed to serve as Vice-Chairman of the Board of Directors of NACoal following his retirement pursuant to a consulting arrangement between Mr. Benson and NACoal, dated May 14, 2015, which will be in effect from July 1, 2015 through December 31, 2015. For his services, Mr. Benson will receive a fee of $3,500 per day spent providing services, plus reimbursement for certain related expenses. Pursuant to the terms of the agreement, Mr. Benson generally will provide services to NACoal for up to three days per month. The agreement is also subject to customary confidentiality and cooperation provisions.

The consulting agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated herein by reference. The foregoing summary of the consulting agreement is qualified in its entirety by reference to the full text of the agreement.

Subsidiary Non-Equity Incentive Compensation Plans

On February 11, 2015, the compensation committee of the Board of Directors of Hamilton Beach Brands, Inc., referred to as HBB, an indirect wholly-owned subsidiary of NACCO, adopted the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan, referred to as the HBB Long-Term Plan, for the benefit of management employees of HBB. On February 11, 2015, the compensation committee of the Board of Directors of NACoal adopted The North American Coal Corporation Annual Incentive Compensation Plan, referred to as the NACoal Annual Plan, for the benefit of management employees of NACoal. The HBB Long-Term Plan and the NACoal Annual Plan, referred to collectively as the Subsidiary Incentive Plans, were adopted, in part, to meet one of the criteria for federal income tax deductibility under Internal Revenue Code Section 162(m) of all or a portion of the awards granted under the plans for performance periods beginning on or after January 1, 2015.

The Subsidiary Incentive Plans replace prior incentive compensation plans and provide benefits that are substantially similar to those that were provided under those prior plans. The maximum amount that may be paid to a participant in a single year as a result of awards under the HBB Long-Term Plan is $5 million ($7 million with interest, as described in the plan). The maximum amount that may be paid to a participant in a single year as a result of awards under the NACoal Annual Plan is $5 million.

The issuance of awards under the Subsidiary Incentive Plans for performance periods beginning on or after January 1, 2015 was subject to the approval by the stockholders of NACCO. The stockholders of NACCO approved the Subsidiary Incentive Plans on May 14, 2015.

The Subsidiary Incentive Plans provide that each participant is eligible to earn a target incentive award during a specified one-year performance period. The final payout for each individual is generally based on the participant's target award measured against established performance criteria for the performance period, which performance criteria may differ for different classifications of participants.

The HBB or NACoal compensation committee, as applicable, in its discretion, may increase or decrease awards under the applicable plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards, except that awards (or portions thereof) that are intended to be “qualified performance-based awards” under Internal Revenue Code Section 162(m) may not be increased.

On March 24, 2015, (1) the HBB compensation committee determined that 100% of the awards under the HBB Long-Term Plan for 2015 will be based on HBB's adjusted consolidated return on total capital employed and (2) the NACoal compensation committee determined that 100% of the awards under the NACoal Annual Plan for 2015 will be based on NACoal's adjusted consolidated return on total capital employed. Final incentive awards under the Subsidiary Incentive Plans for 2015 will be determined following December 31, 2015. Awards under the NACoal Annual Plan will be paid during the period from January 1, 2016 through March 15, 2016 to participants in cash, less applicable withholdings. Final Awards under the HBB Long-Term Plan for 2015 will be credited to participants' accounts as of January 1, 2016 and are generally subject to a three-year holding period, subject to exceptions as stated in the plan.

The HBB Long-Term Plan is listed as an exhibit to this Current Report on Form 8-K as Exhibit 10.2 and the NACoal Annual Plan is listed as an exhibit to this Current Report on Form 8-K as Exhibit 10.3. Both Exhibits are hereby incorporated into this Item 5.02 by reference. The foregoing summaries are qualified in their entirety by reference to the full text of the applicable exhibit.

Item 5.07. Submission of Matters to a Vote of Security Holders.

NACCO held its Annual Meeting of Stockholders on May 14, 2015.

The stockholders elected each of the following nine nominees to the Board of Directors until the next annual meeting and until their successors are elected:

DIRECTOR	VOTE FOR	VOTE WITHHELD	BROKER NON-VOTES
Scott S. Cowen	20,295,812	85,330	338,506
John P. Jumper	19,275,144	1,105,998	338,506
Dennis W. LaBarre	20,216,972	164,170	338,506
Richard de J. Osborne	20,252,181	128,961	338,506
Alfred M. Rankin, Jr.	20,263,197	117,945	338,506
James A. Ratner	20,312,138	69,004	338,506
Britton T. Taplin	20,160,792	220,350	338,506
David F. Taplin	19,347,077	1,034,065	338,506
David B. H. Williams	20,163,448	217,694	338,506

The stockholders approved the Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan:

For	20,329,872
Against	45,270
Abstain	6,001
Broker Non-Votes	338,506

The stockholders approved The North American Coal Corporation Annual Incentive Compensation Plan:

For	20,329,503
Against	45,805
Abstain	5,835
Broker Non-Votes	338,506

The stockholders ratified the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of NACCO for 2015:

For	20,658,192
Against	57,230
Abstain	4,227

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Exhibit Description
10.1	Consulting Agreement by and between The North American Coal Corporation and Robert L. Benson, effective July 1, 2015
10.2	Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2015)
10.3	The North American Coal Corporation Annual Incentive Compensation Plan (Amended and Restated Effective March 1, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2015		NACCO INDUSTRIES, INC.

		By:	/s/ Elizabeth I. Loveman
Name: Elizabeth I. Loveman
Title: Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Consulting Agreement by and between The North American Coal Corporation and Robert L. Benson, effective July 1, 2015
10.2	Hamilton Beach Brands, Inc. Long-Term Incentive Compensation Plan (Amended and Restated Effective March 1, 2015)
10.3	The North American Coal Corporation Annual Incentive Compensation Plan (Amended and Restated Effective March 1, 2015)